Insider Trading Policy Exelon Policy LE-AC-202 1. Policy Statement 1.1. The purpose of this Insider Trading Policy (the “Policy”) is to promote compliance with applicable securities laws to prevent Insider Trading violations by Covered Persons of Exelon Corporation (including its subsidiaries, hereafter the “Company” or “Exelon”). 2. Precautions and Limitations 2.1. N/A 3. Applicability 3.1. This Policy applies to all Exelon employees, officers, and directors of the Company, as well as third-party contractors and consultants engaged by the Company. 4. Implementation 4.1. General Rules Applicable to All Covered Persons 4.1.1 Prohibition Against Insider Trading. Insider Trading is a criminal offense and a violation of Company policy, including the Code of Business Conduct. If a Covered Person has Material Non-Public Information (MNPI) about the Company, he or she may not buy or sell Exelon Securities until the Company has broadly disseminated the MNPI to the public. In the event the Company issues a press release or makes an SEC filing disclosing all of the MNPI known to a Covered Person, the Covered Person may only trade in Exelon Securities beginning on the second full trading day after such release or filing is made public. 4.1.2 Non-Disclosure of Material Non-Public Information; “Tipping”. A Covered Person must not share MNPI with persons within the Company whose jobs do not require them to have that information or anyone outside the Company (including family members) unless any such disclosure is made in accordance with the Company’s policies and practices regarding the protection or authorized external disclosure of information regarding the Company. If a person receives MNPI from a Covered Person and buys or sells securities on the basis of that information, both the Covered Person and the person who used it may be deemed to have committed illegal Insider Trading, regardless of whether the Covered Person benefited personally from the other person's trading (commonly referred to as “tipping”). 4.1.3 Recommendations Regarding Company Securities. A Covered Person must not recommend that another person hold or transact in Exelon Securities while in possession of MNPI about the Company. 4.1.4 Prohibition Against Short Sales and Put and Call Options. Covered Persons are prohibited from engaging in short sales and the purchase or sale of put and call options on Exelon Securities.

Insider Trading Policy Exelon Policy LE-AC-202 4.1.5 Prohibition Against Hedging and Derivative Transactions. Covered Persons are prohibited from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, spread bets, contracts for difference, collars and exchange funds, with respect to Exelon Securities. 4.1.6 Prohibition Against Holding Exelon Securities in Margin Accounts or Using Exelon Securities as Collateral for a Loan. Covered Persons are prohibited from holding Exelon Securities in a margin account or otherwise pledging Exelon Securities as collateral for a loan. 4.1.7 Gifts. Gifts of Exelon Securities made by Covered Persons, including those made to relatives or charitable organizations or for establishing a donor-advised account, are subject to this Policy. Certain acquisitions, dispositions, or transfers of Exelon Securities for no consideration, other than charitable donations, may be exempt from the general policy prohibiting transactions in Exelon Securities while in possession of MNPI and, to the extent applicable, outside of Trading Windows. Examples of such transfers include bona fide gifts, inheritances, and changes in the nature of your ownership including transferring stock held in your name to a broker, family member, or family trust. Covered Persons must consult with and obtain approval from OCG prior to effecting such an exempt acquisition, disposition, or transfer of Exelon Securities. 4.1.8 Prohibition Against the Insider Trading of Securities of Other Companies. Covered Persons are prohibited from trading in the securities of any other company on the basis of MNPI acquired while providing services to, or on behalf of, the Company. The preceding rules in this Section 4 apply to the securities of other companies where the Covered Person is acting on the basis of MNPI. 4.1.9 Private Brokerage Accounts. All Covered Persons are strongly encouraged to hold Exelon Securities in accounts with Exelon’s equity administrator or in registered book entry accounts with Exelon’s transfer agent, and not in private brokerage accounts. (Additional rules apply to Tier 2 Persons; see Section 4.4.4 below.) 4.1.10 Special Blackout Periods. The Company may establish Special Blackout Periods during which designated Covered Persons will not be permitted to trade in Exelon Securities. OCG will determine the persons subject to Special Blackout Periods and will provide notice to such individuals. Special Blackout Periods may be established in connection with a significant event, including, but not limited to: • a pending or proposed merger, acquisition or tender offer, • a significant cybersecurity incident, • financial or accounting developments, • significant operational events, • legal or regulatory developments or proceedings, or • pending senior management changes.

Insider Trading Policy Exelon Policy LE-AC-202 4.1.11 Prohibition Against Discussing Special Blackout Period. Individuals subject to Special Blackout Periods may not discuss the existence of the Special Blackout Period or the identity of any individuals subject to the Special Blackout Period with any other person not also subject to the Special Blackout Period. 4.1.12 Post-Separation Transactions. This Policy continues to apply to transactions in Exelon Securities even after termination of your service to the Company. If you are in possession of MNPI when your service terminates, you may not trade in Exelon Securities until that information has become public or is no longer material. (See Sections 4.4.5 and 4.5.3 for related provisions applicable to Tier 2 Persons and Section 16 Insiders post-separation.) 4.2. Benefit Plan Transactions 4.2.1 Benefit Plan Transactions Subject to Policy. Certain discretionary transactions effected through Benefit Plans or other Company plans are subject to this Policy and should only occur when a Covered Person has no MNPI (and subject to any other applicable restrictions set forth in this Policy). These include: 4.2.1.1 Employee Savings Plan (401(k) Plan) – Elections made under the 401(k) plan to: (a) initially participate, or increase or decrease the percentage of periodic contributions allocated to the Company stock fund; (b) make an intra- plan transfer of an existing account balance into or out of the Company stock fund; (c) borrow money against a 401(k) plan account if the loan will result in a liquidation of some or all of the Company stock fund balance therein; and (d) pre‑pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund. 4.2.1.2 ESPP – An initial election to participate, any changes to the participation amount or type for any enrollment period, and market sales of Exelon Securities acquired under the ESPP or through related dividend reinvestment. 4.2.1.3 Automatic Dividend Reinvestment – An initial election to participate in any dividend reinvestment plan, any change to participation including any market sale of Exelon Securities acquired under the plan, or any voluntary purchases of Exelon Securities resulting from additional contributions made under the plan. 4.2.1.4 Equity Awards – Any market sale of equity securities acquired through Company awards. 4.2.2 Benefit Plan Transactions NOT Subject to Policy. Certain Benefit Plan or other Company plan transactions are not subject to this Policy and can occur at any time. These include the following transactions executed on a Covered Person’s behalf by Company or other Benefit Plan administrators: • Employee Savings Plans (401(k) Plans) – Acquisitions of Exelon Securities through one of the Exelon-sponsored 401(k) plans resulting from periodic, ongoing contributions of money pursuant to payroll deduction.

Insider Trading Policy Exelon Policy LE-AC-202 • ESPP – Acquisitions of Exelon Securities through ongoing participation in the ESPP pursuant to and consistent with a prior election to participate. • Dividend Reinvestment – Exelon Securities acquired through the automatic dividend reinvestment plan pursuant to a prior election to participate. • Equity Awards – Vesting of company-awarded equity, or the election to exercise tax withholding rights pursuant to which the Company withholds shares equal in value to satisfy tax withholding obligations upon vesting of any equity award. 4.3. Additional Rules Applicable to Tier 1 and Tier 2 Persons 4.3.1 Approved Trading Limited to Trading Windows. Tier 1 and Tier 2 Persons may only engage in transactions involving Exelon Securities during a Trading Window unless trading is executed pursuant to an approved Trading Plan. Trading Windows generally begin in each calendar quarter at the beginning of the second trading day after the release of earnings for the prior quarter and continue for approximately four to six weeks unless otherwise specified by OCG. Trading Windows may open later or close earlier than described above at the discretion of OCG for various reasons. 4.4. Additional Rules Applicable to Tier 2 Persons 4.4.1 Prior Approval Required. Tier 2 Persons are required to obtain approval from OCG prior to any transaction involving any Exelon Securities subject to the exceptions noted in Section 4.4.2. Trading approval is valid for three business days. If a transaction is not completed within that time, the person wishing to trade must contact OCG to obtain new approval. For the avoidance of doubt, if OCG approves a person to trade and the person obtains MNPI prior to completing the transaction, such person is prohibited from executing such transaction. Examples of transactions for which prior approval is required include, but are not limited to: • Open market purchases or sales of Exelon Securities, • Exercising stock options involving Exelon Securities, • Any Benefit Plan transactions subject to this Policy and listed in Section 4.2.1, • Transactions or transfers of Exelon Securities between accounts pursuant to which there is a financial benefit, including but not limited to a tax benefit, and • Gifts of Exelon Securities. 4.4.2 Transactions Exempt from Prior Approval Requirement. The following transactions do not require prior approval:

Insider Trading Policy Exelon Policy LE-AC-202 • Any purchase or sale of Exelon Securities made pursuant to a Trading Plan approved in advance by OCG, • Any Benefit Plan transactions exempted from this Policy and listed in Section 4.2.2, • Company matching contributions under the Employee Savings Plan or other Benefit Plans, and • Any transaction specifically approved in advance in writing by OCG. 4.4.3 Approval Procedures. OCG has established and maintains procedures for the approval of transactions and maintains controls to ensure compliance with this Policy. These procedures are communicated to all Tier 1 and Tier 2 Persons at the beginning of each Trading Window. Approval by OCG of any transaction does not relieve anyone of the responsibility for compliance with federal securities laws and does not constitute legal or investment advice. 4.4.4 Broker Letters. Any Tier 2 Person who holds Exelon Securities in a private brokerage account must enter into an agreement with his/her broker that (a) requires the broker to obtain authorization from OCG before executing any trade and (b) authorizes the broker to provide immediate notice to OCG of all trades in Exelon Securities, and to confirm balances and provide other information as needed to OCG. 4.4.5 Rules Remain in Effect for 90 Days after Separation. Tier 2 Persons remain subject to pre-approval of trading for 90 days after ceasing to serve in such role for any reason. However, in this case, the trading of Exelon Securities need not be limited to the Trading Windows. The 90-day period will be measured from the date the person officially terminates employment. (See Section 4.5.3 for related provision applicable to Section 16 Insiders.) 4.5. Additional Rules Applicable to Section 16 Insiders 4.5.1 Reporting Requirements. All Section 16 Insiders are required by federal securities laws to file reports with the SEC disclosing initial beneficial ownership of, and any transactions in Exelon Securities. OCG maintains procedures to assist Section 16 Insiders with compliance with this requirement and to facilitate the reporting obligations of these individuals. 4.5.2 Prohibition Against Trading During Benefit Plan Blackout Periods. During a Benefit Plan Blackout Period, Section 16 Insiders may not buy or sell any Exelon common stock in any other account or in any other Benefit Plan. Any profit obtained by a Section 16 Insider from trades during a Benefit Plan Blackout Period must be returned to the Company. OCG maintains procedures for communicating to Section 16 Insiders about any Benefit Plan Blackout Periods pursuant to the U.S. Sarbanes-Oxley Act of 2002 and related rules.

Insider Trading Policy Exelon Policy LE-AC-202 4.5.3 Rules Remain in Effect for Six Months after Separation. Certain reporting requirements under federal securities laws remain in effect for Section 16 Insiders for six months after the termination of employment or cessation of serving in a Section 16 Insider role (i.e., serving as an Exelon Director or Executive Officer) for any reason, and, therefore prior approval for trading also remains in effect for six months. However, trading of Exelon Securities need not be limited to Trading Windows. The six-month period will be measured from the date the person officially terminates employment. 4.6. 10b5-1 Trading Plans 4.6.1 Trading Through Approved Trading Plans. The Company allows individuals to enter into pre-set Trading Plans designed to meet the requirements of the SEC’s Rule 10b5-1(c) (the “Rule”) pursuant to which trades in Exelon Securities may be executed. Entry into a Trading Plan may only be made in good faith and during an open Trading Window and so long as the individual establishing the plan has no MNPI and receives pre-clearance from OCG. See Attachment 4.6.1 for additional details and requirements about the design, approval, and execution of such Trading Plans. 4.6.2 Multiple Plans Prohibited. Subject to certain limited exceptions specified in the Rule, individuals may not have multiple Trading Plans in place at any one period of time; however, an individual may enter a new Trading Plan (subject to the same timing and pre-clearance requirements set forth in Section 4.6.1) that will take effect after the expiration or termination of a then-effective Trading Plan. An Individual with a Trading Plan in effect may not buy or sell Exelon Securities outside of that Trading Plan until the expiration or termination of that Trading Plan. 4.6.3 Single Trade Plans. Subject to certain limited exceptions specified in the Rule, in any twelve-month period, individuals are limited to one Trading Plan that is designed to effect an open market purchase or sale as a single transaction. 4.6.4 Amending Trading Plans. Trading Plans may not be amended; however, individuals may terminate an existing Trading Plan in accordance with Section 4.6.5 and commence a new Trading Plan subject to the same timing and pre- clearance requirements set forth in Section 4.6.1. 4.6.5 Terminating Trading Plans. Individuals may terminate an existing Trading Plan by providing notice to OCG and the executing broker prior to termination. 5. Terms and Definitions 5.1. Benefit Plan means any Exelon sponsored employee benefit plan or deferred compensation plan, as amended in accordance with their terms, whether tax qualified or not, including, but not limited to, the Exelon Corporation Employee Savings Plan, the ESPP, and the Exelon Corporation Deferred Compensation Plan.

Insider Trading Policy Exelon Policy LE-AC-202 5.2. Benefit Plan Blackout Period means any period of more than three consecutive business days during which the ability to purchase, sell, or otherwise acquire or transfer an interest in any Exelon Security held in a Benefit Plan is temporarily suspended by Exelon or by a fiduciary of the plan with respect to at least 50% of the participants or beneficiaries under such Benefit Plan. 5.3. Company means Exelon Corporation and its subsidiaries. 5.4. Company Covered Persons means all Directors, officers, employees, trustees, agents or fiduciaries, independent contractors, and consultants of the Company. 5.5. Covered Persons means all Directors, officers, employees, trustees, agents or fiduciaries, independent contractors, and consultants of the Company, and their Related Persons. 5.6. Directors means the members of the Board of Directors of Exelon (each, an “Exelon Director”) and the members of the respective Board of Directors of each OpCo (each, an “OpCo Director”). 5.7. ESPP means the Exelon Corporation Employee Stock Purchase Plan. 5.8. Executive Officer means an employee of the Company who has been designated by the Board of Directors of Exelon or one of its committees to be an executive officer for purposes of reporting to the SEC. 5.9. Exelon Securities means any debt or equity securities issued by Exelon or any direct or indirect subsidiary of Exelon, including but not limited to common stock, options, preferred stock, convertible debentures, senior notes, first mortgage bonds or other debt securities, warrants, tax-exempt bonds or other debt securities issued for the benefit of direct and indirect subsidiaries of Exelon, as well as derivative securities that are not issued by Exelon or its direct or indirect subsidiaries, such as exchange-traded put options and call options or swaps relating to any of the foregoing securities. 5.10. Insider Trading is buying or selling securities “on the basis of” Material Non-Public Information (defined below) obtained through employment or other involvement with a company, or by providing MNPI to others outside the company (“tipping”). Buying or selling securities “on the basis of” Material Non-Public Information means that the person trading is aware of the information at the time of purchase or sale (regardless of whether the MNPI is a contributing factor in the decision to trade). 5.11. Material Non-Public Information or MNPI means information which is both “material,” and “non-public.” Information is material if there is a substantial likelihood that, considering all of the surrounding facts and circumstances, a reasonable investor would consider such information important to a decision to buy, sell, or hold a security. Information is deemed to be “non-public” until it has been disseminated by a method that is reasonably designed to provide broad distribution of the information to the public, usually by means of a press release, earnings call, or SEC filing.

Insider Trading Policy Exelon Policy LE-AC-202 MNPI may include, but is not limited to: information concerning earnings and earnings estimates or targets; significant operational problems; a significant cybersecurity event; dividends and changes to the dividend policy; offerings or repurchases of Exelon equity securities (excluding benefit plan transactions) or stock splits; liquidity and cash flow; proposals or agreements for significant mergers, acquisitions or divestitures; capital market transactions; significant capital investments; significant litigation developments; changes in credit ratings; management changes; and pending significant regulatory actions. 5.12. OCG means the in-house attorneys comprising Exelon’s Office of Corporate Governance. 5.13. OpCo means each of Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, and Pepco Holdings LLC. 5.14. Related Persons means: (a) family members who reside with a Company Covered Person (including a spouse, partner, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, and in-laws), anyone else who lives in a Company Covered Person’s household, and any family members who do not live in a Company Covered Person’s household but whose transactions in securities are directed by a Company Covered Person or subject to a Company Covered Person’s influence or control, such as parents or children who consult with a Company Covered Person before they trade in securities and, when used in reference to an entity; and (b) any entities that a Company Covered Person influences or controls, including any corporations, partnerships or trusts (“Controlled Entities”). 5.15. SEC means the United States Securities and Exchange Commission. 5.16. Section 16 Insiders means all Exelon Directors and Executive Officers of Exelon. 5.17. Short Sale means a sale of stock not then owned by the seller (in effect betting that the stock price will drop and that the seller can later buy at a lower price the shares necessary to complete the sale). 5.18. Special Blackout Period means a blackout period in which Covered Persons have MNPI related to a special project, transaction or business development and will not be permitted to trade in Exelon Securities. 5.19. Tier 1 Persons means (a) certain employees determined by the OCG likely to have access to MNPI that is routinely disclosed in quarterly and annual filings, and (b) the Related Persons for each person described in clause (a) of this Section 5.19. 5.20. Tier 2 Persons means (a) all Section 16 Insiders, OpCo Directors, and certain other employees determined by the OCG to regularly have access to MNPI, and (b) the Related Persons for each person described in clause (a) of this Section 5.20. 5.21. Trading Plan means a pre-determined schedule of one or more trades to be executed under the terms and conditions established in a written document designed to conform to the provisions of SEC Rule 10b5-1. 5.22. Trading Window means a specified period of time determined by OCG during which Tier 1 and Tier 2 Persons may execute approved transactions involving Exelon Securities or enter into a Trading Plan.

Insider Trading Policy Exelon Policy LE-AC-202 6. Roles and Responsibilities; Scope 6.1. Personal Responsibility. Each Covered Person is responsible for compliance with this Policy and must not engage in illegal trading and avoid any appearance of improper trading. Legal pre-clearance of trades or the approval of a Trading Plan does not constitute legal advice or insulate a Covered Person from liability under the applicable securities laws. Each individual Covered Person is responsible for ensuring that each of his or her Related Persons also comply with the Policy. Before engaging in any transaction, individuals should consider how enforcement authorities, regulators, the media, and others might view the transaction in hindsight. 6.2. OCG Responsibility. Questions about whether information may be regarded as MNPI or other questions related to this Policy should be directed to OCG (OCGAttorneys@exeloncorp.com). Additionally, OCG is responsible for establishing and maintaining procedures for: 6.2.1 Communicating each quarter to Tier 1 and Tier 2 Persons about the restrictions applicable to each group and about the expected opening and closing dates of the Trading Window and announcing any changes to such dates, 6.2.2 Reviewing, and granting or denying, pre-clearance trading requests, 6.2.3 Reviewing and approving appropriate Trading Plans, 6.2.4 Determining, and periodically updating, individuals classified as “Tier 1 Persons” and “Tier 2 Persons,” 6.2.5 Determining, and periodically communicating to individuals subject to, Special Blackout Periods, and 6.2.6 Developing and implementing training plans and/or processes for Tier 1 and Tier 2 Persons regarding Insider Trading and the requirements of this Policy. 6.3. Beneficial Ownership. All Covered Persons are subject to this Policy to the extent that that they hold, or seek to acquire, Exelon Securities as a beneficial owner. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in Exelon Securities. Pecuniary interest is the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction. Examples of beneficial ownership include, but are not limited to, shares held (a) in the name of immediate family members in the Covered Person’s household; (b) for a Covered Person in the names of nominees, such as brokers, in “street name”; (c) by a partnership in which a Covered Person is a partner; (d) by a Controlled Entity; (e) by a trust of which a Covered Person is a trustee or beneficiary; and (f) by custodian accounts.

Insider Trading Policy Exelon Policy LE-AC-202 6.4. Transactions Not Subject to Influence or Control of Covered Persons. This Policy does not apply to transactions in Exelon Securities where such transactions are not initiated or approved by a Covered Person or are not subject to a Covered Person’s influence or control, such as transactions in mutual funds that are invested in Exelon Securities. For avoidance of doubt, managed accounts (i.e., personalized investment portfolios managed on a Covered Person’s behalf) remain subject to this Policy. 7. References 7.1. Exelon Code of Business Conduct

Insider Trading Policy Exelon Policy LE-AC-202 ATTACHMENT 4.6.1 DESIGN, APPROVAL AND EXECUTION OF TRADING PLANS DESIGNED TO COMPLY WITH THE PROVISIONS OF SEC RULE 10b5-1 The procedures for establishing a 10b5-1 Trading Plans set forth below are supplementary to the provisions of LE-AC-202, Insider Trading Compliance Policy. Unless otherwise defined in these procedures, defined terms have their meanings as set forth in the Insider Trading Compliance Policy. Plan Provider • Exelon works with an equity administration vendor to make Trading Plans available to Exelon incentive plan participants. • Individuals may use Trading Plans established by other financial advisors/brokers subject to approval by OCG. Establishing a Plan • Individuals wishing to enter a Trading Plan should contact Exelon’s equity administration vendor to discuss the design and parameters of the plan. • Trading Plans may only be entered into in good faith and during an open Trading Window when the individual has no MNPI. • Any Covered Person may adopt a Trading Plan. Trading Plans are strongly encouraged for Section 16 Insiders wishing to engage in long-term trading to meet wealth management or estate planning goals. Plan Requirements and Approval • For Directors and Executive Officers, the first trade under a Trading Plan may not be executed until the later of (a) 90 days after adoption of the Trading Plan or (b) two business days following the filing of the Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted. • For all other Covered Persons, the first trade under a Trading Plan may not be executed until 30 days after adoption of the Trading Plan. • The plan must specify a maximum number of securities, a minimum price (in case of a sale transaction), a maximum price (in case of a purchase transaction), and a time period during which transaction(s) may be executed under the plan. Subject to approval by the broker that will execute the transaction, there is no minimum transaction size. • Trades under a Trading Plan may occur at any time, including outside of an open Trading Window. • The terms of any Trading Plan are generally subject to approval by the broker that will execute the transactions. Any questions about Trading Plans should be sent to OCG (OCGAttorneys@exeloncorp.com).